Exhibit 10.25

MASTER LICENSE AND SERVICE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Master License and Service Agreement (together with any Order Forms, the “MSA’’) is entered into as of November 1st, 2011 by and between (i) CORESITE CORONADO STENDER, L.L.C., a Delaware limited liability company (“CoreSite”), as licensor for certain purposes hereunder, as applicable, and CORESITE SERVICES, INC., a Delaware corporation (“CoreSite Services”), as licensor for certain other purposes hereunder, as applicable, and (ii) Five 9, Inc., a Delaware corporation (“Customer”), as licensee of certain facilities, premises, equipment, and services, as set forth and describe herein. CoreSite and CoreSite Services are sometimes referred to herein individually as “Licensor” and collectively as “Licensors.” CoreSite, CoreSite Services, and Customer are each referred to individually herein as a “Party” and collectively as the “Parties.”

CoreSite and CoreSite Services are both wholly owned subsidiaries of CoreSite, L.P., a Delaware limited partnership. The general partner of CoreSite L.P. is CoreSite Realty Corporation, a Maryland corporation (“CoreSite REIT”). CoreSite REIT is a “real estate investment trust” as defined in the internal Revenue Code of 1986, as amended (the “Code”), and is subject to certain restrictions regarding the manner in which it may operate. As a result of these restrictions, licensors’ rights and obligations under this MSA will be divided between CoreSite and CoreSite Services as described herein.

BASIC PROVISIONS

The following Basic Provisions are a material part of this MSA. If there is any conflict between the Basic Provisions and the remainder of this MSA, the Basic Provisions shall control.

1.	Term: Approximately 66 months, as set forth below.

a.	Commencement Date: December 1, 2011

b.	Expiration Date: May 31, 2017.

2.	Basic Provisions Relating to the space and space-Related Services Provided by CoreSite

a.	Data Center: The data center located on the *** of the building (the “Building”) whose address is 2972 Stender Way, City of Santa Clara, State of California (the ‘‘State”).

b.	Space*:

Cage Space: Cage colocation space in the Data center, with a breakered power capacity for Equipment up to the Critical Power limit, and containing approximately *** cage usable square feet, and known as Cage *** as further set forth in Exhibit A-l to this MSA.

Office Space: An office suite, containing approximately *** square feet, known as Office Suite ***, as further set forth in Exhibit A-2.

*	Except where identified as “Cage Space” or “Office Space”, all references to Space within the MSA shall include the Office Space and Cage Space.

c.	Initial Non-Recurring Fees:

i.	Power NRC: *** per 120V or 208V single-phase circuit and *** per 208V three-phase circuit. Notwithstanding anything to the contrary in this MSA, in connection with any increases in power cost, CoreSite may, from time to time, increase the Power NRC, provided that the applicable percentage increase in the Power NRC shall be commensurate with the percentage increase in CoreSite’s applicable costs/expenses relating to the increase in question, as reasonably determined by Licensor.

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CONFIDENTIAL TREATMENT REQUESTED—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

d.	License Fees:

Cage Space:

Months of the Term	Monthly License Fees
1	$	***
2	$	***
3	$	***
4	$	***
5	$	***
6—Expiration Date	$	***

Office Space: Customer shall not be charged any Monthly License Fees for the Office Space during the initial Term.

e.	Security Deposit: ***

f.	Power Limit:

i.	Critical Power Limit: An aggregate power load from 225A 208V 3-phase dedicated power panels (four (4) A panels and four (4) B panels supplied from a separate UPS) (“Dedicated Panels”), which shall be provided to Customer by CoreSite pursuant to the following schedule:

Months of Term	Critical Power Limit*
1	43.2 kWs
2	86.4 kWs
3	129.6 kWs
4	172.8 kWs
5	216.0 kWs
6—Expiration Date	259.2 kWs	**

*	Notwithstanding the foregoing, the aggregate power draw by Customer shall never exceed the Critical Power Limit above in the schedule
**	The combined load of any A/B pair of Dedicated Panels shall never exceed a combined load of 64.8 kWs.

g.	Power Pricing:

i.	Power Fee: BRANCH CIRCUIT MONITORING

ii.	Power Overdraw Charge: *** per day, per circuit in violation.

iii.	Post-Term License Fee Percentage: ***

h.	Common Facilities Fees:

i.	Common Facilities Multiplier: ***

ii.	Minimum Common Facilities Amount: *** per month.

3.	Basic Provisions Relating to the Non-Space-Related Services Provided by CoreSite Services

a.	Initial Non-Recurring Fees:

i.	Space NRC: ***

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b.	Any2 Fees – Current: Subject to increase pursuant to this MSA:

Non-Recurring Fees Per Port	Monthly Recurring Fees Per Port Per Month
***	***
***	***
***	***

c.	Cross Connection Fees—Current: Subject to increase pursuant to this MSA:

Non-Recurring Fees Per Connection	Monthly Recurring Fees Per Connection Per Month
***	***
***	***
***	***

d.	Inter-Site Connection Fees- Current: Subject to increase pursuant to this MSA:

Non-Recurring Fees Per Connection	Monthly Recurring Fees Per Connection Per Month
***	***
***	***
***	***

4.	Amount payable by Customer Upon its Execution of this MSA: ***

5.	Notice Addresses and Payment Information

Address of Customer for Notices:	Customer Payment Contact:

7901 Stoneridge Drive, Suite 200	7901 Stoneridge Drive, Suite 200
Pleasanton, CA 94588	Pleasanton, CA 94588
Attention: Five9, Inc.	Attention: Accounts Payable
Facsimile: (925) 476-1563	Facsimile: (925) 397-3463
Telephone: (925) 201-2000	Telephone: (925) 201-2000
Email: tom.schollmeyer@five9.com	Email: AP@Five9.com
(the “Invoice E-Mail Address”)

Address of Licensors for Notices:

c/o CoreSite, L.L.C.
1020 17th Street, Suite 800
Denver, Colorado 80265
Attention: General Counsel

Address of Licensors for Payment:

CoreSite Services, Inc.
P.O. Box 74338
Cleveland, Ohio 44194-4338

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***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

Licensors’ Wiring Instructions:

Bank Name: ***
Account Number: ***
ABA Number: ***
Swift Number: ***

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Licensors and Customer further agree as follows:

1. LICENSE AGREEMENT & TERM

(A) The Basic Provisions are incorporated herein. Undefined capitalized terms used in this MSA are defined in Section 13 of this MSA.

(B) For the Term, CoreSite shall license the Space to Customer for the purposes described in this MSA, and provide the Space-Related Services to Customer, subject to and in accordance with the provisions of this MSA; accordingly, CoreSite hereby grants to Customer a license, for the Term, to use the Space to install, maintain, repair and operate Equipment, subject to and in accordance with the terms and conditions set forth in this MSA. For the Term, Customer shall license the Space from CoreSite for the purposes described in this MSA and agrees to pay all amounts under this MSA in connection with such license and the Space-Related Services received by it.

(C) For the Term, CoreSite Services shall provide the Non-Space-Related Services to Customer, subject to and in accordance with the provisions of this MSA and Customer agrees to pay all amounts under this MSA in connection therewith.

(D) The Term of this MSA shall commence on the Commencement Date and shall expire on the Expiration Date, subject to any extension or termination of this MSA if and to the extent set forth in this MSA.

(E) The Parties acknowledge and agree that this MSA is a space license and service agreement and does not constitute a lease, sublease or easement. Except to the extent set forth to the contrary in this MSA, no Party shall have any right to cancel or terminate this MSA (or any Order Form), or any license(s) under this MSA (or any Order Form), and the Parties shall remain fully responsible for all obligations and amounts payable under this MSA for the entire Term. In no event shall Customer record this MSA or any memorandum or notice thereof. Except with respect to Customer’s right to use the interior of any cabinet or cage constituting the Space, all rights of Customer (and all licenses hereunder) shall be on a non-exclusive basis.

(F) CoreSite shall use commercially reasonable efforts to deliver the Space to Customer by the Commencement Date; provided, however, if CoreSite falls to deliver the Space to

Customer by the Commencement Date, CoreSite shall not be subject to any liability, and such failure shall not affect the validity of this MSA nor the obligations of the Parties under this MSA nor the date that CoreSite is able to deliver, and delivers, the Space shall thenceforth be the Commencement Date (and, in such event, the length of the Term shall not be reduced thereby, and the scheduled Expiration Date shall be extended, if necessary, to provide for the full Term). On the date of the expiration or termination of the Term, Customer shall have no further rights with respect to the Space and shall, by such date, (i) remove from the Space (and Building) all Equipment, and repair all damage resulting from such removal, and (ii) vacate and return and surrender the Space to CoreSite in the same condition as it was when delivered to Customer, with the same property as existed when delivered to Customer (e.g., ladder racking, cage walls, power drops, power panels and ductwork), ordinary wear and tear and casualty damage excepted. If Customer does not timely remove the Equipment, or if Customer is past due or otherwise Delinquent in any payments when this MSA expires or is terminated, CoreSite may, without limiting any other rights or remedies, at Customer’s expense, remove and. store the Equipment and/or sell or otherwise dispose of the same (and apply the proceeds therefrom to amounts owing to CoreSite) in accordance with Laws.

(G) All Services shall be ordered and provided via separate Order Form or other non-discriminatory system and procedure reasonably designated by Licensors. Upon the expiration or termination of the Term, Licensors may discontinue any or all Services for which they are responsible to provide hereunder during the Term, and may, upon the expiration or termination of the term set forth in any Order Form with respect to a particular Service discontinue such Service.

(i) If Customer continues to use or occupy the Space after the expiration or termination of the Term with CoreSite’s consent, such use shall be from month-to-month and terminable by either CoreSite or Customer upon 30 days’ written notice. Such use or occupation of the Space shall not constitute a renewal or extension of this MSA or any Order Form. In such case, Customer shall pay CoreSite monthly License Fees for the Space equal to the Post-Term License Fee Percentage of the full monthly License Fees in effect during the final month of the Term (without taking into account any credit, reduction or abatement), in addition to all other amounts, including, without limitation, any Space-Related Service Fees owing to CoreSite for Customer’s receipt of any Space-Related Services during such use or occupation.

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(ii) If Customer continues to use or occupy the Space after the expiration or termination of the Term with CoreSite’s consent in accordance with Section l(G)i, and during such use or occupation continues to receive any Non-Space-Related Services with CoreSite Service’s consent, such use will be co-terminous with Customer’s continued use and occupation of the Space, unless terminated by CoreSite Services or Customer upon 30 days’ written notice. The receipt of such Non-Space-Related Services shall not constitute a renewal or extension of this MSA or any Order Form. In such case, Customer shall pay CoreSite Services the Service Fees for such Non-Space-Related Services in effect during the final month of the Term (without taking into account any credit, reduction or abatement).

Notwithstanding the foregoing, Customer shall not be entitled to use the Space or Space Related Services after the expiration or termination of the Term without CoreSite’s prior written consent (in its sole and absolute discretion), and shall not be entitled to use the Non-Space-Related Services after the expiration or termination of the Term without CoreSite Service’s prior written consent (in its sole and absolute discretion).

(H) Nothing contained in this MSA shall be deemed (i) to obligate CoreSite Services to meet any obligation of CoreSite arising hereunder, or (ii) to obligate CoreSite to meet any obligation of .CoreSite Services arising hereunder.

2. PAYMENT

(A) Except to the extent otherwise set forth in this MSA, Customer shall pay to Licensors all monthly Service Fees, License Fees, and other amounts in advance, within 30 days after Customer’s receipt of invoice. Concurrently with Customer’s execution of this MSA, Customer shall pay to CoreSite the Monthly License Fees for the 1st full month in which Bi Monthly License Fees are payable, and the initial Non-Recurring Fee for the Space. Payments for partial calendar months shall be prorated based on the number of days in such month. All other amounts payable by Customer shall be paid by Customer to Licensors within 30 days after the date of Licensors’ invoice. License Fees and Service Fees shall be payable for the entire Term regardless of whether Customer uses the Space or Services. Notwithstanding anything to the contrary in this MSA, without limiting either Licensor’s ability to send invoices via other means, (i) an invoice shall be considered properly delivered by a Licensor and received by Customer upon such Licensor’s e-mailing of the invoice to the Invoice E-Mail Address set forth in the Basic Provisions (or any other e-mail address that such Licensor reasonably considers to be a working e-mail address for Customer), and (ii) an invoice shall be considered properly delivered by Licensors and received by Customer upon the Licensors making the invoice available for Customer’s review on the Licensor’s on-line Customer account system (currently, the “OSS”).

(B) Without limiting any other rights or remedies of Licensors, any amounts payable by Customer that are not paid when due (a “Shortfall”), a late fee of *** (or the maximum amount permitted by Law if such maximum amount is less than such late fee) of the Shortfall shall be due and payable to Licensors. Licensors shall apportion any late fees accruing on the Shortfall in proportion to the relative amount owed by Customer to each Licensor for the month in which the Shortfall occurs.

(C) All License Fees and Service Fees are exclusive of all taxes (including, without limitation, sales, use, transfer, privilege, excise, VAT, GST, consumption and other similar taxes), fees, duties, governmental assessments, impositions and levies imposed on the transaction in question (including, without limitation, the delivery of Services), all of which Customer shall pay in full (including, without limitation, any and all of the foregoing relating to carbon and: climate/environment control), other than Licensors’ income, estate, gift or, except as may be set forth in this MSA, real estate taxes. All payments by Customer shall be made without offset or deduction, in United States Dollars, in immediately available funds, to the address designated by Licensors in good faith from time to time. The initial payment address for Licensors is set forth in the Basic Provisions; provided, however, either Licensor may change its payment information upon written notice to Customer. Payments shall not be made by Customer via Federal Express or other overnight courier, or by messenger. All non-recurring fees are non-refundable and shall be paid by Customer to the Licensor entitled to receive such non-recurring fees, and shall belong to such Licensor. Customer shall be responsible for any fees incurred by either Licensor as a result of any check not being honored by the drawee thereof. In the event any check provided by or on behalf of Customer to either Licensor is not honored by the drawee thereof more than twice, in

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the aggregate, then either Licensor may require that Customer pay all amounts in connection with this MSA by wire transfer only, in accordance with wire transfer instructions provided by such Licensor.

(D) Notwithstanding any provision to the contrary set forth herein, unless and until Customer is notified otherwise in writing by Licensors, CoreSite Services shall act as agent for CoreSite for the purpose of collecting all payments due and payable to CoreSite hereunder. In furtherance of the foregoing, CoreSite hereby directs Customer to make all such payments to CoreSite Services, which payments shall be made together with, and shall be in the form requested by CoreSite with respect to, payments due and payable to CoreSite Services hereunder. Customer will continue to make such payments due and payable to CoreSite to CoreSite Services until directed otherwise in writing by CoreSite, and CoreSite acknowledges and agrees that payment of any fees hereunder, including License Fees and Power Fees or any other amount that is due to CoreSite by Customer, in accordance with the provisions of this Section 2 shall constitute performance by Customer under this MSA as to all such amounts paid. CoreSite Services agrees that any payments collected by CoreSite Services as agent for CoreSite shall be remitted to CoreSite. For purposes of clarity and without limiting the generality of the application of this Section 2(D), Licensors may, in their sole discretion, provide Customer with separate invoices setting forth the fees and charges owing to each Licensor, and Licensors are not obligated hereunder to provide Customer a single invoice setting forth the charges owing to Licensors under this MSA.

(E) If Customer, in good faith, disputes any amount in an invoice that has been charged by Licensors to Customer under this MSA, Customer may notify Licensors in writing of such good faith dispute (“Good Faith Dispute Notice”) no later than thirty (30) days after Customer’s receipt of such invoice; provided, however, that Customer shall not be permitted to dispute any amount that is set forth in the MSA or Order Form as a specific dollar amount. Customer shall not be responsible for any late fees accruing on any such disputed amount only if Customer is able to demonstrate, to the reasonable satisfaction of Licensors, within thirty (30) days after Licensors’ receipt of Customer’s Good Faith Dispute Notice, that such disputed amount was erroneously charged to Customer. If Customer does not demonstrate, to the reasonable satisfaction of Licensors, within thirty (30) days after Licensor’s receipt of Customer’s Good Faith Dispute Notice, that such disputed amount was erroneously charged, Customer shall pay such disputed amount to Licensors within ten (10) days after Licensor’s demand. If Customer fails to dispute an amount in accordance with the terms and time periods of this Section 2(E), then Customer shall be deemed to have waived all rights to dispute or, otherwise object to such amount.

3. SPACE AND EQUIPMENT

(A) Customer, at Customer’s sole cost and expense, is responsible for providing, installing, maintaining, repairing and operating the Equipment. The Equipment shall be industry accepted and communication technology equipment suitable for a use in a data center. All Equipment, where possible, must be accompanied by industry-standard banking panels and *** reasonably acceptable to CoreSite, and the location and power density of all racks and other Equipment shall be subject to the prior consent of CoreSite, which consent shall not be unreasonably withheld or delayed. The Equipment, and placement thereof, shall comply with all of CoreSite’s reasonable, non-discriminatory floor load requirements. Customer shall, at its sole cost and expense, provide janitorial service to the Space and clean any raised floor surface and subsurface, in accordance with the highest industry standards and procedures for cleaning mission critical data center environments; provided, however, any and all cleaning of subsurface environments (i.e., beneath the raised floor) must be approved in advance by CoreSite, supervised by CoreSite, and performed in accordance with CoreSite’s reasonable rules and regulations for performing such work.

(B) Customer may use the Office Space only for the purpose of general telecommunications office use and in accordance with the terms of this MSA. Customer may use the Cage Space only for the purpose of installing, maintaining, repairing and operating unmanned Equipment in accordance with the terms of this MSA. CoreSite shall have the right to relocate the Space upon at least 60 days’ prior written notice to Customer (or such shorter time as CoreSite reasonably deems necessary in the event of emergency). Subject to the terms of this MSA, and the Building and Data Center rules, regulations and policies, Customer shall have access to the Space 24 hours per day, 7 days per week. CoreSite may access the Space and Equipment at any reasonable time, for any reasonable purpose; provided, however, except in the event of emergency, and except when delivering Space-Related Services, CoreSite shall provide prior

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notice to Customer prior to entering the Space if such entry will last more than 30 minutes, and CoreSite shall not unreasonably interfere with Customer’s permitted use of the Space in connection with any such entry. Customer shall not allow people to occupy or work in the Space (other than intermittent installation, testing and maintenance of Equipment in accordance with industry standards) and shall not use the Space for office use or for any other purpose. Customer shall, at all times, at its sole cost and expense, keep the Space neat and clean, free of debris, trash, boxes, packaging and other similar items. Customer shall comply with all Laws, and with all of Licensors’ reasonable, non-discriminatory rules, regulations and procedures in effect from time to time.

(C) CoreSite may discontinue, turn off, shut down or suspend the Space-Related Services (including, without limitation, power) or deny Customer access to the Space, Data Center and Building in the event CoreSite is required to do so by Law. Customer shall obtain and maintain all necessary and required approvals, permits, certificates and licenses relating to the Equipment and/or use of the Space and Services.

(D) Customer shall not cause or permit any Hazardous Material to be brought, kept or used in the Space, Data Center or Building, and shall not unreasonably interfere with the use, systems, equipment or operations of Licensors or Licensors’ other customers. Notwithstanding anything to the contrary in this MSA, no improvements, modifications, changes or alterations to the Space, Data Center or Building shall be performed by Customer unless approved in writing by CoreSite (in its sole and absolute discretion).

(E) Customer shall not cause or allow any liens or encumbrances to be imposed upon the Space, Data Center or Building (or any related property), or upon any of Licensors’ or the Building owner’s (or any other Master Landlord’s) property; in the event of a breach of this sentence, without limiting any other rights or remedies, Licensors may pay all amounts necessary to extinguish, eliminate and remove (including, without limitation, from public record) any such liens and encumbrances, and Customer shall reimburse CoreSite *** of all such amounts within 30 days after receipt of invoice. Customer shall ensure that all parties performing work for Customer work in harmony with any workers at the Data Center and Building, and comply with all non-discriminatory union labor, bonding, insurance and other requirements imposed by CoreSite in good faith in connection therewith.

(F) Except to the extent expressly set forth in this MSA, Customer shall not be entitled to (i) access or use outside of the Space any space, conduits, innerducts, shafts, risers, fiber, wiring or cabling; (ii) make connections with any, other customer or other party in connection with the Data Center, Building or this MSA; or (iii) use or consume any power, electricity, water, gas or other utilities or services. Without limiting any other rights and remedies of Licensors, in the event of a breach of the preceding sentence, Customer shall be obligated to pay to Licensors *** of Licensors’ prevailing charges for the items in question. Unless and to the extent otherwise set forth in this MSA, Licensors shall have no obligation to provide any electricity, power, water, gas, other utilities or janitorial or cleaning services.

4. LENDER, SECURITY REQUIREMENTS

(A) This MSA (and Customer’s rights, licenses, use and occupancy hereunder) shall be subject and subordinate to any mortgage and/or deed of trust of CoreSite (and, if CoreSite is the owner of the Building, to any ground or underlying lease of CoreSite), whether existing or future, and to any renewals, modifications, consolidations, extensions and replacements thereof (including, without limitation, all advances thereon, whether existing or future). Notwithstanding the foregoing, if the lessor under any such lease or the holder of any such mortgage or deed of trust advises CoreSite that such lessor or holder requires this MSA to be prior and superior thereto, then, upon CoreSite’s written notice, CoreSite’s interest in this MSA shall be prior and superior thereto. In the event any proceedings are brought for the foreclosure of any mortgage or deed of trust of CoreSite or any deed in lieu thereof (or, in the event CoreSite is the owner of the Building, if any ground or underlying lease of CoreSite is terminated), and CoreSite loses its possession of the Space and/or Building (or applicable portion thereof) as a result thereof, then Customer shall attorn to the purchaser or any successors of CoreSite upon any such foreclosure sale or deed in lieu thereof (or to the ground or underlying lessor, if applicable) if so requested to do so by such party and shall recognize such party as CoreSite under this MSA. CoreSite’s interest herein may be assigned as security at any time to any lienholder or lender. Customer shall agree to such modifications to this MSA reasonably required by CoreSite’s lender or lessor, provided such modifications may not materially increase Customer’s

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liabilities or obligations, or materially decrease Customer’s rights and remedies, under this MSA. Customer shall, within 10 days after written request, execute end acknowledge such agreements as reasonably required by CoreSite or its lender in connection with this paragraph.

(B) Concurrently with Customer’s execution of this MSA, Customer shall deposit with CoreSite the Security Deposit. The Security Deposit shall secure the compliance of Customer with the terms of this MSA. Notwithstanding any provision of this MSA to the contrary, either Licensor shall have the right, upon written notice to Customer, to apply that portion of the Security Deposit necessary to pay for any overdue amounts, damages incurred by either Licensor for Customer’s breach or default and any other damages caused by Customer or any of the Customer Parties. Customer shall, within 3 business days after CoreSite’s demand, deposit funds with CoreSite necessary to replenish the Security Deposit to its full original amount. CoreSite shall not be required to keep the Security Deposit in trust, segregate it or keep it separate from CoreSite’s general funds, but CoreSite may commingle the Security Deposit with its general funds and Customer shall not be entitled to interest on the Security Deposit. CoreSite shall return the Security Deposit, or if a portion thereof has been applied hereunder, any such unapplied portion, to Customer within 30 days after the final expiration or termination of the Term.

(C) This paragraph shall not be applicable in the event Customer is a publicly traded company on a national stock exchange, with its financial statements filed with the Securities and Exchange Commission and available to the public. Within 10 business days after either Licensor’s written request (but not more than once during any calendar year), Customer shall provide Licensors with current audited (together with an opinion of a certified public accountant) financial statements of Customer for the then current fiscal year of Customer and the immediately preceding 3 fiscal years of Customer. Such statements shall include income statements and balance sheets, shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, shall be certified by an authorized officer of Customer as being true and correct, and shall otherwise be in form and content reasonably satisfactory to Licensors.

(D) Customer shall, within 10 business days’ prior written notice from either Licensor, deliver to the requesting Licensor (or both Licensors, if so requested in such notice) a signed statement on Licensors’ form certifying the following information (but not limited to the following information if further information is reasonably requested by the requesting Licensor): (i) that this MSA is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this MSA, as modified, is in full force and effect); (ii) the dates to which Service Fees, License Fees and other charges are paid; (iii) the amount of Customer’s Security Deposit; and (iv) there are not any uncured breaches or defaults on the part of Licensor(s) under this MSA, and that there are no events or conditions then in existence which, with the passage of time or notice or both, would constitute a breach or default on the part of Licensor(s), or specifying such breaches or defaults, events or conditions, if any are claimed. Any such statement may be relied upon by both Licensors and any of their designees, including, without limitation, any prospective purchaser, assignee, lessor or lender.

5. INSURANCE AND INDEMNITY

(A) Customer shall, at its sole cost and expense, procure and maintain the following insurance: (i) commercial general liability insurance in an amount not less than $2,000,000.00 per occurrence and $3,000,000.00 in the annual aggregate for bodily injury and property damage and personal injury coverage; and (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), in an amount equal to the full replacement value new without deduction for depreciation of all Equipment arid other property of Customer. All insurance under this paragraph shall be with reputable insurers licensed to do business in the State, shall have commercially reasonable deductibles, shall be written on an occurrence basis, shall name Licensors and their designated lenders, lessors and managers as additional insureds, and shall provide that such insurance cannot be canceled or modified upon less than 30 days prior written notice to each Licensor. Prior to any access to, or installation of Equipment in, the Space and prior to any expiration date of the insurance policies, Customer will furnish copies of certificates to Licensors which evidence that Customer has obtained the insurance required hereunder, and shall provide evidence to Licensors of the deductibles in connection with all policies hereunder. Customer shall require its insurers to waive (and its insurers shall waive) any rights of subrogation that such companies may have, and Customer waives, any and all rights, remedies, claims, actions and causes of action, against each Licenser and each Licensor’s

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Indemnified Parties, as a result of any loss or damage to Equipment or other property which is (or would have been, had the insurance required by this MSA been carried) covered by insurance.

(B) Licensors shall, at their sole cost and expense, procure and maintain the following insurance during the Term: (i) commercial general liability insurance in an amount not less than $2,000,000.00 per occurrence and $3,000,000.00 in the annual aggregate for bodily injury and property damage and personal injury coverage; and (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), in an amount equal to the full replacement value of Licensors’ equipment in the Data Center. All insurance hereunder shall be with reputable insurers licensed to do business in the State, shall have commercially reasonable deductibles, and shall be written on an occurrence basis and may be under an umbrella, blanket or similar policy.

(C) Except to the extent caused by Licensors’ (or the applicable Licensor’s Indemnified Party’s) negligence or willful misconduct, Customer shall and does hereby indemnify, defend, protect and hold harmless Licensors and their respective Indemnified Parties from and against any and all Claims resulting from any Action brought by any third party alleging or arising out of (i) infringement or misappropriation of any intellectual property right or other illegal action by Customer or any of the Customer Parties; (ii) any Customer Default; and/or (iii) the use by Customer or any of the Customer Parties of the Space, Services, Data Center, or Building. Except to the extent caused by Customer’s (or the applicable other Customer Party’s) negligence or willful misconduct, CoreSite shall and does hereby indemnify, defend, protect and hold harmless Customer and the Customer Parties (other than customers, licensees, invitees, contractors and sublicensees, and their respective successors and assigns) from and against any and all Claims resulting from any Action brought by any third party (other than customers or sublicensees, and other than in connection with or as a result of the Services or any Failure or disruption, outage, breakdown or other failure or degradation of Services) alleging or arising out of (1) infringement or misappropriation of any intellectual property right or other illegal action by CoreSite or any of its Indemnified Parties; and/or (2) any Licenser Default caused by the gross negligence or willful misconduct of Licensors. This paragraph shall survive the expiration or termination of this MSA.

6. ENFORCEMENT

(A) A Customer Default with respect to one Licensor shall constitute a Customer Default with respect to both Licensors. In the event of a Customer Default with respect to the Space, Space-Related Services, and/or Non-Space-Related Services, each Licensor as applicable) shall have the right to exercise all of the available rights and remedies at law and in equity, and may, without limitation and free from any and all liability, (i) terminate this MSA (including any and all Order Forms); (ii) recover from Customer the applicable Basic Contract Damages, subject to any mitigation requirements under Law (provided that CoreSite shall not be required to give preference to the Space over any other Space in its mitigation efforts); (iii) discontinue, turn off, shut down or suspend any Space-Related Service (including, without limitation, power) or Non-Space-Related Services; (iv) prevent Customer from ordering or licensing any Space-Related Services or Non-Space-Related Services; (v) prevent Customer from accessing or using the Space, Data Center and Building and/or prevent Customer from removing any Equipment from the Space :or Building (including, without limitation, by means of locks or other access barriers); and/or (vi) perform such acts necessary to cure the Customer Default, on Customer’s part, and all costs incurred by the Licensors in connection therewith shall be paid by Customer to the applicable Licensor. In the event of any shutdown of Space-Related Services or Non-Space-Related Services hereunder, Customer shall he responsible to pay CoreSite or CoreSite Services, whichever may be the case, the standard commercially reasonable reinstatement fee in the event of any reinstatement of any Space-Related Services or Non-Space-Related Services (as applicable).

(B) Notwithstanding anything to the contrary in this MSA, Customer will not be permitted to remove any Equipment from the Space or Building, and Customer waives any and all rights and remedies in connection therewith, during any period in which Customer is past-due or otherwise delinquent in any amounts payable, during any period in which Customer is under a payment plan with either Licensor, or during any period in which a Customer Default exists.

(C) In the event of a Licensor Default, Customer shall have the right, subject to the terms of this MSA, and subject to any mitigation requirements under Law, to exercise au of its available rights and remedies at law and in equity.

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(i) Notwithstanding anything in this MSA to the contrary, any remedy of Customer for the collection of a judgment (or other judicial process) requiring the payment of money by CoreSite or any claim, cause of action or obligation, contractual, statutory or otherwise by Customer against CoreSite concerning, arising out of or relating to any matter relating to this MSA and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the License Fees paid by Customer in the *** months immediately preceding the date of entry of such judgment, claim, cause of action or obligation, net of any amounts due and owing from Customer to CoreSite as of such date.

(ii) Notwithstanding anything in this MSA to the contrary, any remedy of Customer for the collection of a judgment (or other judicial process) requiring the payment of money by CoreSite Services or any claim, cause of action or obligation, contractual, statutory or otherwise by Customer against CoreSite Services concerning, arising out of or relating to any matter relating to this MSA and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the Non-Space-Related Service Fees paid by Customer in the *** months immediately preceding the date of entry of such judgment, claim, cause of action, or obligation, net of any amounts due and owing from Customer to CoreSite Services as of such date.

(iii) Except as set forth in Sections 6(C)i and 6(C)ii, no property or assets of Licensors or any their respective Indemnified Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Customer’s remedies under or with respect to this MSA, Licensors’ obligations to Customer, whether contractual, statutory or otherwise, the relationship of the parties hereunder, or Customer’s use or occupancy. Without limiting the foregoing, no personal liability is assumed by any of the Licensors’ respective Indemnified Parties, and no Claim shall be asserted against any of the Licensors’ respective Indemnified Parties.

(D) Notwithstanding anything to the contrary contained in this MSA, no Party shall, under any circumstances, be liable for any consequential, indirect, punitive, exemplary or special damages of any nature, or for any loss of data, lost revenues, lost profits, loss of business, loss of goodwill or anticipatory profits, regardless of the form of action, whether in contract, tort (including, without limitation, negligence), strict liability or otherwise, even if the such Party has been advised of the possibility of such damages; provided, however, the foregoing shall not limit or affect, and Customer shall be responsible for, the Basic Contract Damages, License Fees and Service Fees and all other amounts payable by Customer under this MSA (including, without limitation, future amounts, regardless of when payable). Notwithstanding anything to the contrary contained in this MSA, Customer shall not be permitted to exercise any self-help or offset remedies, or to perform any of Licensors’ obligations. Except as set forth in this MSA, no Party makes any express or implied representations or warranties, including, but not limited to, warranties of fitness for a particular purpose, merchantability, noninfringement of intellectual property rights and title, or any warranties arising from a course of dealing, usage, or trade practice.

(E) Notwithstanding anything to the contrary in this MSA, this MSA and the obligations of Customer shall not be affected or impaired, and neither Licensor shall be in breach or default, in the event either Licensor is unable to fulfill any of its obligations under this MSA or is delayed in doing so, if such inability or delay is caused by reason of Force Majeure Event, and Licensors’ obligations under this MSA shall be suspended by any such Force Majeure Event. Notwithstanding the foregoing, if, as a result of a Force Majeure Event claimed by a Licensor that is not caused by Customer or any of the Customer Parties, such Licensor is unable to provide Service to Customer and Customer is prevented from receiving Service as a result of such Force Majeure Event then, during such time as Licensor is so unable to provide Service to Customer as a result of such Force Majeure Event, Customer shall not be obligated to pay the Service Fees for the particular Service that such Licensor is so unable to provide to Customer as a result of such Force Majeure Event, unless’ such Licensor is able to provide a reasonable alternative.

(F) Time is of the essence with respect to the performance of this MSA. In any action, legal proceeding or suit relating to. this MSA, the losing Party shall pay the prevailing Party, a reasonable sum for attorneys’ fees and costs in such action, legal proceeding or suit, as applicable. Any obligations of the Parties occurring prior to the expiration or termination of this MSA shall survive such expiration or termination. Additionally, the terms and conditions of this MSA that by. their sense and context are intended to survive the expiration or termination of this MSA shall survive such expiration or termination.

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***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

(G) If any provision of this MSA is held by a court of competent jurisdiction to be invalid, void or illegal, the remaining provisions of this MSA will reimburse in full force and effect. A Party shall not be deemed to waive any of its rights or remedies under this MSA unless such waiver is in writing and signed by the Party to be bound. The acceptance of any amounts by a Party shall not be deemed to be a waiver of any preceding breach or default. No acceptance of a lesser amount than the amount due shall be deemed a waiver of a Party’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and each Party may accept such check or payment without prejudice to its right to recover the full amount due. No acceptance of monies by a Party after the expiration or termination of the Term shall in any way after the, length of that Term or Customer’s rights to the Space or any Service, or reinstate, continue or extend the Term. Unless otherwise agreed to in writing by the receiving Party, a Party may apply any payments received from the other Party to any amounts and in any order that the receiving Party may determine from time to time in its sole and absolute discretion, notwithstanding any contrary designation or writing by the paying Party. Additionally, in the event either Licensor receives a payment by or on behalf of Customer or any affiliate of Customer that may cover other locations, such Licensor may apply such payment to amounts owing or that will become payable under this MSA, and shall not be obligated to ensure that any amounts are applied at any other location.

(H) This MSA shall be governed by the Laws of the State. All, controversies, claims, actions or causes of action arising between the Parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State. Each of the Parties consents to personal jurisdiction by the courts of the State in connection with any such controversy, claim, action or cause of action, and each of the Parties consents to service of process by any means authorized by the Law of the State and consent to the enforcement of any judgment so obtained in the courts of the State on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to, a final judgment in such courts. Each of the Parties further acknowledges that the Laws and courts of the

State were freely and voluntarily chosen to govern this MSA and to adjudicate any claims or disputes hereunder.

(I) TO THE EXTENT NOT PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS MSA, FOR DAMAGES FOR ANY DEFAULT UNDER THIS MSA, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY UNDER THIS MSA.

7. ASSIGNMENT

(A) This MSA (and the rights and licenses accorded Customer under this MSA) are personal to Customer and may not be assigned, sublicensed, or otherwise transferred by Customer in any fashion without the prior written consent of Licensors (except as set forth below), which consent may not be unreasonably withheld or delayed. Customer shall not allow any other party to use any of the Space or Services without the prior written consent of Licensors, which consent may not be unreasonably withheld or delayed, or operate what is commonly known as a meet-me-room or data center without the prior written consent of Licensors, which consent may be withheld in Licensors’ sole and absolute discretion.

(B) Notwithstanding the foregoing, an assignment of this MSA (together with all Order Forms) in its entirety to an “Affiliate” of Customer shall be permitted, provided that (i) Customer notifies Licensors of any such assignment at least ten (10) business days prior to its effective date and promptly supplies Licensors with any documents or information reasonably requested by Licensors regarding such assignment and/or such assignee, (ii) the net worth of the assignee immediately after the date of assignment shall be no less than the net worth of Customer as of the date of this MSA and no less than the net worth of Customer immediately preceding the date of assignment, (iii) such assignment is not a subterfuge by Customer to avoid its obligations under this MSA, and (iv) following such assignment, the assignee executes an assumption agreement assuming the obligations and liabilities under this MSA (including, without limitation, all Order Forms) and such other reasonable related matters requested by Licensors. The term “Affiliate” of Customer shall mean an entity which is controlled by, controls, or is under common control with Customer. The term “control” or “controlled” as used in this paragraph shall mean the

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ownership, directly or indirectly, of at least fifty percent (50%)of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in, an entity.

(C) For all other assignments, sublicenses or other transfers not involving Customer’s Affiliate, Licensors may require any assignee, sublicensee or other transferee to execute documentation reasonably acceptable to Licensors in connection with any Transfer, including, without limitation, an assumption agreement whereby the transferee assumes all of Customer’s liabilities, duties and obligations under this MSA. In any event and unless otherwise provided for in the transfer documentation, no Transfer shall relieve or release Customer of its obligations, duties or liabilities, and Customer shall remain fully liable under this MSA (including, without limitation, all Order Forms), jointly and severally with the transferee.

(D) Notwithstanding anything to the contrary in this MSA, either Licensor may, in its sole and absolute discretion, assign this MSA without obtaining the consent of Customer or any other party (such Licensor, the “Assigning Licensor”). Customer shall attorn to the Assigning Licensor’s assignee upon any assignment by the Assigning Licensor of this. MSA and shall recognize such assignee as the Assigning Licensor under this MSA. No assignment or sale by the Assigning Licensor (or the owner of the Building) shall, in and of itself, result in a termination of this MSA (or any license under this MSA). In the event of any assignment by the Assigning Licensor, the Assigning Licensor shall automatically be released from all liability under this MSA and Customer agrees to look solely to such assignee for the performance of the Assigning Licensor’s obligations under this MSA and such assignee shall be deemed to have fully assumed and be liable for all obligations of this MSA to be performed by the Assigning Licensor after the date of the assignment, including, without limitation, the return of any Security Deposit. There shall be no third party beneficiaries to this MSA.

8. PROCEDURE.

(A) Any notice or communication required or permitted to be given under this MSA may only be delivered by hand, sent by overnight courier, sent by United States certified mail, return receipt requested, or sent by facsimile, at the addresses set forth in the Basic Provisions or at such other address as may hereafter be furnished in writing to the other Party.

(B) The Parties are independent of one another and this MSA will not create any partnership, joint venture, employment, franchise or agency between Licensors, on the one hand, and Customer, on the other. This MSA constitutes the complete and exclusive agreement between Licensors and Customer with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This MSA may be executed in counterparts, each of which, when combined, shall constitute one MSA. Facsimile signatures, and signatures by electronic mail in PDF or similar scanned format, shall each have the same force and effect as original ink signatures.

(C) Each individual executing this MSA on behalf of each Party represents and warrants to the other Parties to this MSA that, and each Party represents and Warrants to the other Parties that, each individual executing this MSA on behalf of a Party is duly authorized to execute and deliver this MSA on behalf of such Party in accordance with its organizational documents. Customer further represents and warrants that it is not now and had never been listed or named as, nor has it ever acted directly or indirectly for or on behalf or any person, group or entity or nation named in any Executive Order or by the United States Treasury Department or any other state or federal agency as a terrorist, or a “Special Designated National and Blocked Person” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control (“OFAC”) or any other governmental agency.

(D) Each Party represents and warrants to the other Parties of this MSA that it has not had any dealings with any person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify, defend and agree to hold the other Parties harmless from and against any and all Claims that such other Parties incur should such warranty and representation prove incorrect. This paragraph shall survive the expiration or termination of this MSA.

(E) Each Party may disclose to the other Party confidential or proprietary information (“Confidential Information”). Confidential

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Information includes, without limitation, business, financial and technical information that is marked or otherwise identified as confidential or proprietary by a Party or which, by its nature, the receiving Party should reasonably know is confidential. Each Party agrees to: (i) take all reasonable steps to maintain the confidentiality of Confidential Information and not to disclose it without the other Party’s prior written consent; and (ii) not use or copy Confidential Information for any purpose other than the purposes of this MSA. The obligations under this Section 8(E) will survive MSA termination for a period of one (1) years; provided, with respect to trade secrets, the obligations will survive for the maximum period allowed by law. Each Party may disclose such confidential information to a Party’s partners, assignees purchasers, investors, lenders, lessors, affiliates and financial and legal consultants, provided such parties agree in writing to keep such information strictly confidential and to not disclose such confidential information to any third party. Confidentiality obligations do not apply to the extent that Confidential Information: (1) is already known to a Party without restriction; (2) becomes publicly available through no breach hereof; (3) is received from a third party rightfully and without restriction; (4) is independently developed without access to or use of the Confidential Information; or (5) is required to be disclosed by Law. This MSA (and the terms and conditions of this MSA) and related documents are confidential information. No Party: shall release or cause or permit to be released any press release or other publicity, advertising or promotion relating to this MSA (including, without limitation, the terms and conditions of this MSA) or any related documents; provided, however, CoreSite may disclose the fact that Customer is a customer in the Data Center and Licensors may use Customer’s name or logo in marketing materials, customer lists or other similar materials. Customer shall not use the picture or representation or the Data Center or Building (or any part thereof) without the prior written consent of CoreSite. Notwithstanding the foregoing, Licensors may provide any information as required to any receiver or governmental or quasi-governmental entity, or to any person or entity with a valid court order. Licensors are and shall remain exclusively entitled to all right, title and interest in and to their respective Intellectual Property and Customer shall not have any right, title or interest whatsoever in or to Licensors’ Intellectual Property (including, without limitation, any ownership rights); Customer shall not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from Licensors’ Intellectual Property. The terms of this paragraph shall survive the expiration or termination of this MSA.

9. POWER.

(A) Subject to the terms and conditions of this MSA (including, without limitation, the 80% limitation set forth below), Customer may only license primary AC UPS power for the Cage Space from CoreSite up to the Critical Power Limit, for the Power Fee. The combined load of any A/B pair of Dedicated Panels shall never exceed a combined load of 65 kWs

(B) All power circuits for a Dedicated Panel shall be ordered and provided pursuant to separate Order Form. The minimum breakered circuit shall be 20 amps and the provision of power shall be in 10-amp increments above the 20-amp minimum. Notwithstanding anything to the contrary set forth. in this MSA, at no time shall the combined load connected to any primary circuit and its designated redundant circuit, or the combined draw on any primary circuit and its designated redundant circuit, exceed 80% of the primary circuit’s breakered capacity.

(C) CoreSite may estimate the Power Fee for any particular month(s), in which case the Power Fee payable by Customer for the month in question shall initially equal CoreSite’s estimated Power Fee, subject to reconciliation, as set forth below. Not less than once in any 12-month period, CoreSite shall, based on the actual information available to CoreSite, determine the actual Power Fee for any previous Estimated Months. If the actual aggregate Power Fees for any particular period exceed the estimated aggregate Power Fees paid by Customer for such period, then Customer shall pay such excess to CoreSite; if the actual aggregate Power Fees for any particular period are less than the estimated aggregate Power Fees paid by Customer for such period, then CoreSite shall credit Customer with the amount of Customer’s overpayment against the Power Fee payable for the month (or months, if applicable) following the applicable reconciliation. The obligations of the parties under this paragraph shah survive the expiration or termination of this MSA.

(D) Notwithstanding anything to the contrary set forth in this MSA, Customer shall also pay to CoreSite the Power NRC for each and every power circuit CoreSite may require that Customer pay any Power NRCs (including, without limitation, estimated Power NRCs) to CoreSite in advance, prior to the commencement, or during the performance, of

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the applicable work, within 5 days after CoreSite’s demand (and CoreSite shall not be responsible to commence or continue with any work prior to its receipt of the Power NRC in question, and shall not be responsible for any delay in the applicable work caused by delay in receipt of the applicable Power NRC). Additionally, CoreSite may estimate any Power NRCs, in which event Customer shall pay the applicable Power NRC to CoreSite as set forth above based on CoreSite’s estimate; once CoreSite knows the actual amount of the applicable Power NRC, then CoreSite shall perform a reconciliation as soon as reasonably practicable; if the actual Power NRC is less than the Power NRC paid by Customer, then CoreSite shall credit any such overpayment against the Space-Related Service Fees next becoming due; if, however, the actual Power NRC is more than the Power NRC paid by Customer, then Customer shall promptly pay such excess to CoreSite,

(E) Except as expressly set forth in Section 9(A), Customer shall not be entitled to any power whatsoever. Notwithstanding anything to the contrary in this MSA, (i) Customer’s use/consumption and ordering/licensing of primary power shall never exceed the Critical Power Limit, (ii) Customer shall ensure, at its sole cost and expense, that the load connected to, and the draw on, any and all circuits shall be in compliance with the National Electrical Code (and all other Laws and insurance requirements), and (iii) in no event shall the load connected to any circuit, or the draw on any circuit, exceed 80% of the circuit’s breakered capacity. CoreSite may, from time to time, audit Customer’s circuits and use of power and may enter the Cage Space to do so. Customer shall reasonably cooperate with CoreSite in connection with any such audit. Without limiting the foregoing, within 10 days after receipt of written request from CoreSite (which request may be made from time to time), Customer shall deliver to CoreSite a detailed list of its then-existing circuits. If CoreSite discovers that Customer has violated the Critical Power Limit or violated such 80% limitation, then, without limiting CoreSite’s other rights and remedies, Customer shall pay to CoreSite the Power Overdraw Charge, and CoreSite may disconnect the circuit in violation until the violation is remedied by Customer to CoreSite’s reasonable satisfaction. If, requested by CoreSite, concurrently with Customer’s execution of this MSA, Customer shall pay to CoreSite the 1 month’s estimated Power Fee, the 1 month’s Minimum Common Facilities Amount, and initial estimated Power NRC.

10. COMMON FACILITIES FEE

(A) Customer shall pay to CoreSite the Common Facilities Fee, which covers CoreSite’s costs to provide centralized HVAC services to the Space and to provide HVAC, lighting, security, other power requirements and other services to the Data Center, as well as to CoreSite’s associated administrative costs.

(B) CoreSite may estimate the Common Facilities Fee for any particular month(s), in which case the Common Facilities Fee payable by Customer for the month in question shall initially equal CoreSite’s estimated Common Facilities Fee (subject to reconciliation, as set forth below). Not less than once in any 12-month period, CoreSite shall, based on the actual information available to CoreSite, determine the actual Common Facilities Fees for any previous Estimated Months. If the actual aggregate Common Facilities Fees for any particular period exceed the estimated aggregate Common Facilities Fees paid by Customer for such period, then Customer shall pay such excess to CoreSite; if the actual aggregate Common Facilities Fees for any particular period are less than the estimated aggregate Common Facilities Fees paid by Customer for such period, then CoreSite shall credit Customer with the amount of Customer’s overpayment against the Common Facilities Fee payable for the month (or months, if applicable) following the applicable reconciliation. The obligations of CoreSite and Customer under this paragraph shall survive the expiration or termination of this MSA

11. NON-SPACE-RELATED SERVICES.

(A) Cross Connections. During the Term of this MSA, subject to availability, cross connections on CoreSite’s Main Distribution Frame may be licensed by Customer from CoreSite Services, for the Cross Connection Fees. All cross connections by Customer shall be via the MDF/Main Distribution Frame designated by CoreSite Services, or other system reasonably designated by CoreSite Services, and no cross connections shall be performed in any other manner or location, unless otherwise permitted by CoreSite Services in writing (in its sole and absolute discretion). The term of the license of any such cross connections shall commence on the date of installation (or the first date of use, if earlier) and shall continue during the remainder of the Term; provided, however, Customer may terminate the license of any such cross connection earlier (but without affecting the

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remainder of this MSA), upon at least 30 days’ prior written notice to CoreSite Services (provided that, without limiting such notice period, the effective date of termination must be the 1st day of a calendar month). Customer shall not be entitled to any other cross connections or other connections. All cross connections shall be subject to the consent of the party with whom Customer wishes to connect (which shall be Customer’s responsibility to obtain). CoreSite Services may, from time to time, audit Customer’s cross connections and other connections relating to the Space and/or Building, and may enter the Space to do so. Customer shall reasonably cooperate with CoreSite Services in connection with any such audit. Without limiting the foregoing, within 10 days after receipt of written request from CoreSite Services (which request may be made from time to time), Customer shall deliver to CoreSite Services a detailed list of its then-existing cross connections and other connections relating to the Space and/or Building (including, without limitation, the identities and locations of the parties to whom Customer is connected).

(B) Any2 Exchange. CoreSite Services currently has in place a peering exchange commonly known as Any2. During the Term of this MSA, subject to availability and the payment of the Any2 Fees, Customer may license internet exchange ports from CoreSite Services on Any2. Customer’s use of Any2 shall be subject to the consent of all applicable third parties from whom consent is required (which shall be Customer’s responsibility to obtain). The term of the license of any such exchange ports shall commence on the date of installation (or the first date of use, if earlier) and shall continue during the remainder of the Term; provided, however, Customer may terminate the license of any such exchange port earlier (but without affecting the remainder of this MSA), upon at least 30 days’ prior written notice to CoreSite Services (provided that, without limiting such notice period, the effective date of termination must be the day of a calendar month). CoreSite Services may, from time to time, audit Customer’s connections to the Any2 peering exchange, and may enter the Space to do so. Customer shall reasonably cooperate with CoreSite Services in connection with any such audit.

(C) Inter-Site Connections. CoreSite Services currently has in place certain rights to connectivity between the Building and a CoreSite point of presence in the building located at 55 S. Market Street, San Jose, California, through telecommunications connections. During the Term of this MSA, subject to availability and the existence of such connectivity and point of presence, and subject to the payment of the Inter-

Site Connection Fees, Customer may license from CoreSite Services connections between the Space and third parties in locations reasonably approved by CoreSite Services in such point of presence, using such connectivity, Customer shall be responsible for. obtaining all third party consents necessary in connection with any such connections. The term of the license of any such connections shall commence on the date of installation (or the first date of use, if earlier) and shall continue during the remainder of the Term; provided, however, Customer may. terminate the license of any such connections earlier (but without affecting the remainder of this MSA), upon at least 30 days’ prior written notice to Licensor (provided that, without limiting such notice period, the effective date of termination must be the 1st day of a calendar month).

12. SERVICE LEVEL AGREEMENT (“SLA”).

Licensors acknowledge the importance of up-time and uninterrupted services In the data center industry. Accordingly, Customer may be entitled to certain abatement under the Service Level Agreement attached hereto as Exhibit B in the event of certain service Failures (as defined in such SLA).

13. DEFINITIONS.

For purposes of this MSA, the following terms shall have the following definitions:

Action: Any legal claim, suit, action, or proceeding.

Any2 Fees: The monthly recurring fees and nonrecurring fees payable by Customer to CoreSite Services for Any2 exchange ports, as set forth in the Basic Provisions, which fees are subject to increase by CoreSite Services from time to time, in its sole and absolute discretion.

Assigning Licensor: Defined in Section 7 of this MSA.

Basic Contract Damages: All of the License Fees and Service Fees that would otherwise have been payable by Customer for all of the remaining Term (i.e., that would otherwise have been payable under this MSA) absent any termination of this MSA.

Branch Circuit Monitoring System: Energy allocation equipment used by CoreSite to determine Customer’s consumption of power per Dedicated Panel (or circuit). The Power Fee and Common

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Facilities Fee will be based on readings of the Branch Circuit Monitoring System, and any and all disputes by Customer relating to the amount of the Power Fee, Common Facilities Fee and/or the accuracy of the Branch Circuit Monitoring System will be solely between Customer and CoreSite.

Building: Defined in the Basic Provisions.

Claims: All claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including, without limitation, reasonable attorneys’ fees and costs).

Commencement Date: Defined In the Basic Provisions.

Common Facilities Fee: A monthly fee payable by Customer to CoreSite equal to the greater of (a) an amount equal to the aggregate Power Fees for that month, multiplied by the Common Facilities Multiplier, or (b) an amount equal to the Minimum Common Facilities Amount.

Common Facilities Multiplier: Defined in the Basic Provisions.

Cross Connection Fees: The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Services for cross connections, as set forth in the Basic Provisions, which fees are subject to increase by CoreSite Services from time to time, in its sole and absolute discretion.

Customer Default: Any of the following items, whereby Customer shall be in default beyond notice and cure periods: (i) the failure by Customer to pay Service Fees, License Fees or other amounts for 5 days after written notice that the applicable amount is overdue; (ii) any breach of Section 3 above for 5 days after a Licensor’s delivery of written notice to Customer; provided, however, if a Licensor shall deliver 3 notices of any such breach within any 12-month period, there shall be no cure period and a Customer Default shall be deemed to have occurred; (iii) any default by Customer (or any affiliate of Customer) under any other agreement with Licensors (or any affiliate of Licensors); or (iv) the failure by Customer to cure any other breach within 15 days after written notice is delivered by either Licensor.

Customer Parties: Customer’s customers, members, affiliates, partners, representatives, officers, directors, principals, licensees, invitees, employees, agents, trustees, contractors and sublicensees, and their respective successors and assigns. Unless otherwise designated by a Licensor (in its sole and absolute discretion), Customer will be responsible for all acts and omissions of the Customer Parties and all such acts and omissions shall be attributed to Customer for all purposes under this MSA.

Data Center: Defined in the Basic Provisions.

Equipment: The equipment and other property placed by or on behalf of Customer in the Space (including, without limitation, racks, servers, cabling and wiring), specifically excluding any items licensed from Licensors or owned, leased or licensed by Licensors. Unless otherwise designated a Licensor (in its sole and absolute discretion), any equipment or other property of any of the Customer Parties shall, at Licensor’s option, be deemed part of the Equipment (without limiting the terms of Section 7 above).

Estimated Months: The months for which CoreSite estimated the Power Service Fees or Common Facilities Fee, as applicable, and for which CoreSite possesses all of the relevant information in order to determine the actual fees for such months.

Expiration Date: Defined in the Basic Provisions.

Force Majeure Event: Any event beyond a Licensor’s reasonable control, including, without limitation, acts of war, acts of God, terrorism, earthquake, hurricanes, flood, fire or other casualty, embargo, riot sabotage, labor shortage or dispute, governmental act, Insurrections, shortages, epidemics, and quarantines.

Hazardous Material: Any material which is or becomes regulated by any applicable governmental authority, or any other hazardous or toxic material.

Indemnified Parties: With respect to either Licensor, such Licensor’s members, affiliates, partners, officers, directors, principals, shareholders, representatives, employees, agents, trustees, lenders, lessors and managers, and their respective successors and assigns.

Intellectual Property: Technology, software tools, hardware designs, algorithms, software, user interface designs, network designs, patents, trademarks, trade secrets, copyrights, business methods, and any other intellectual property rights and also including, without limitation, any derivatives, improvements, enhancements, extensions, or applications relating to the foregoing.

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Inter-Site Connection Fees: The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Services for connections to the building located at 55 S. Market Street, San Jose, California, as set forth in the Basic Provisions, which fees are subject to increase by CoreSite Services from time to time, in its sole and absolute discretion.

Law(s): All applicable laws, rules, codes, regulations, court orders, and ordinances and matters of record.

License Fees: The license fees payable by Customer to CoreSite for the license of the Space, as set forth in the Basic Provisions.

Licensor Default: Failure by a Licensor to perform its obligations under this MSA within 15 days after written notice is delivered by Customer to such Licensor specifying the obligation which Licensor has failed to perform; provided, however, that if the nature of such Licensor’s obligation is such that more than 15 days are required for performance, then such Licensor shall not be in breach or default (and a Licensor Default shall not exist) if such Licensor commences performance within such 15-day period and thereafter diligently prosecutes the same to completion.

Minimum Common Facilities Amount: Defined in the Basic Provisions.

Non-Space-Related Service Fees: The fees and all other amounts payable by Customer to CoreSite Services for Non-Space-Related Services (including, without limitation, the Space NRC, Cross Connection Fees, Any2 Fees, and Inter-Site Connection Fees), as identified in this MSA; provided, however, if the Non-Space-Related Service Fees for a particular Non-Space-Related Service are not set forth in this MSA, then the Non-Space-Related Service Fees shall be as agreed between CoreSite Services and Customer.

Non-Space-Related Services: All services which may be provided by CoreSite Services from time to time, including, without limitation, the licensing of cross connections, inter-site connections, Internet exchange ports, and the building out of Space in anticipation of the commencement of the term, to the extent expressly set forth in this MSA.

OFAC: Defined in Section 8(B) of this MSA.

Order Form: An order form on Licensors’ standard form submitted by Customer and accepted by a Licensor in accordance with such Licensor’s prevailing procedures in connection with this MSA. In the event of conflict between the terms of this MSA and the terms of an Order Form, the terms of this MSA shall control. Unless otherwise indicated, all references to the MSA include a reference to any applicable Order Forms.

OSS: Defined in Section 2(A) of this MSA.

Post-Term License Fee Percentage: Defined in the Basic Provisions.

Power NRC: Defined in the Basic Provisions.

Power Overdraw Charge: Defined in the Basic Provisions.

Power Fee: A monthly fee payable by Customer to CoreSite for each and every power panel. The Power Fee per Dedicated Panel per month shall equal CoreSite’s cost of power relating to the applicable Dedicated Panel for the month in question (as reasonably determined by CoreSite through the Branch Circuit Monitoring System).

Critical Power Limit: Defined in the Basic Provisions.

Security Deposit: Defined in the Basic Provisions.

Service Fees: The Space-Related Service Fees payable by Customer to CoreSite and the Non-Space-Related Service Fees payable by Customer to CoreSite Services.

Services: The Space-Related Services licensed by Customer from CoreSite and the Non-Space-Related Services licensed by Customer from CoreSite Services, as expressly set forth in this MSA.

Space: Defined in the Basic Provisions.

Space-Related Services Fees: The fees and all other amounts payable by Customer to CoreSite for Space-Related Services (including, without limitation, the Common Facilities Fees), as identified in this MSA; provided, however, if the Space-Related Service Fees for a particular Space-Related Service are not set forth in this MSA, then the Space-Related Service Fees shall be as agreed between CoreSite and Customer.

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Space-Related Services: The provision of Space, power, and related services that CoreSite may provide from time to time.

State: State of California.

Term: The term of this MSA and Customer’s license of the Space and Services from Licensors.

Transfer: An assignment, sublicense or other transfer.

14. RIGHTS TO EXPAND.

During the initial twelve (12) months of the Term (the “Expansion Term”), Licensors hereby grant the original Customer named in this MSA (“Original Customer”) the right to increase the Critical Power Limit of the Cage Space by an increment of 64.8 critical kWs (or an (A) Dedicated Panel and (B) Dedicated Panel) and the additional contiguous space capable of accommodating such power increase, in CoreSite’s reasonable discretion (an “Expansion Option”). An Expansion Option shall be exercisable only by written notice delivered by Customer to CoreSite as set forth below and Customer may only exercise an Expansion Option no more than *** occasions during the Expansion Term. The rights contained in this Section 14 shall be personal to the Original Customer and may only be exercised by the Original Customer (and not any assignee, sublicensee or other transferee of the Original Customer’s interest in this MSA).

Provided no Customer Default exists, Customer may exercise an Expansion Option during the Expansion Term by providing CoreSite sixty (60) days prior written notice (each an “Expansion Notice”) of its intention to expand. The additional License Fees and Service Fees payable by Customer for each Expansion Option shall be equal to the then-current license fees and service fees (and increases thereto) that are in effect for the initial Cage Space. If Customer timely and properly exercises and Expansion Option, the Parties shall document the exercise of the Expansion Option by entering into an amendment to this MSA. Notwithstanding anything to the contrary contained in this MSA, the license of all additional space and power associated with an Expansion Option shall be coterminous with the Term of the initial Cage Space.

15. RENEWAL OPTION.

Subject to the terms of this Section 15, Licensors hereby grant the Original Customer *** option (the “Renewal Option”) to extend the Term of this MSA for a period of ***

(the “Renewal Term”), which Renewal Option shall be exercisable only by written notice delivered by Customer to Licensor as set forth below. The rights contained in this Section 15 shall be personal to the Original Customer and may only be exercised by the Original Customer (and not any assignee, sublicensee or other transferee of the Original Customer’s interest in this MSA).

The License Fees and Service Fees payable by Customer during the Renewal Term shall be equal to the “Market Fees” (as defined below). “Market Fees” shall mean the applicable license fees and service fees (and increases thereto) that would be charged to unaffiliated customers for telecommunications data center space and services comparable to the subject Space and Services in comparable data centers in the Santa Clara, California area and in the Building, as of the commencement of the Renewal Term (taking into account the available Services, any improvement expenses and allowances to be incurred by Licensor, any other monetary concessions granted by Licensors (such as brokerage commissions)). Notwithstanding the foregoing, the Market Fees shall not exceed *** of the License and Service Fees (except for Power Fees, which are subject to local utility rates) immediately preceding the expiration of the initial Term.

The Renewal Option shall be exercised by Customer, if at all, only in the following manner: (i) no Customer Default exists on the delivery date of the Interest Notice (defined below) and Customer’s Acceptance; (ii) Customer shall deliver written notice (“Interest Notice”) to Licensor not more than 12 months nor less than 6 months prior to the expiration of the initial Term, stating that Customer is interested in exercising the Renewal Option, (iii) within 15 business days of Licensors’ receipt of the Interest Notice, Licensors shall deliver notice (“Renewal Fees Notice”) to Customer setting forth the Market Fees for the Renewal Term; and (iv) if Customer desires to exercise the Renewal Option, Customer shall provide Licensors written notice within 15 business days after receipt of the Renewal Fees Notice (“Customer’s Acceptance”). Customer’s failure to deliver the Interest Notice or Customer’s Acceptance on or before the dates specified above shall be deemed to constitute Customer’s election not to exercise the Renewal Option. If Customer timely and properly exercises the Renewal Option, then, the Term of this MSA shall be extended for the Renewal Term upon all of the terms and conditions set forth in

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this MSA, except that the License Fees and Services Fees for the Renewal Term shall be as indicated in the Renewal Fees Notice. Within fifteen days following the receipt of Customer’s

Acceptance, the Parties shall document the exercise of the Renewal Option by entering into an amendment to this MSA.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this MSA as of the date first above written.

CUSTOMER:		LICENSORS:

Five 9, Inc., a Delaware corporation		CORESITE CORONADO STENDER, L.L.C., a Delaware limited liability company

By:	/s/ Tom Schollmeyer	By:	CoreSite, L.L.C., a Delaware limited
Name: Tom Schollmeyer			liability company, its authorized agent
Title: CTO

			By:	/s/ Derek McCandless
Name: Derek McCandless Title: SVP & GC

CORESITE SERVICES, INC., a Delaware corporation

		By:	/s/ Derek McCandless
Name: Derek McCandless Title: SVP & GC

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***

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***

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EXHIBIT B

SERVICE LEVEL AGREEMENT

This Service Level Agreement (this “SLA”) provides certain abatement to Customer in the event of certain Failures (as defined below). This SLA applies only to the Space set forth in this MSA, and applies only to dedicated suite, cage and cabinet Space (and not to conduit or innerduct or other Space). An individual cage or cabinet that is part of the Space under this MSA is sometimes referred to herein as the “Individual Space.” Notwithstanding anything to the contrary, the abatement described in this SLA shall be Customer’s sole and exclusive remedy in connection with the Failures (as defined below), and Customer shall not have any other Claims, rights or remedies, and neither CoreSite nor CoreSite Services shall have any other liabilities, in connection with any Failures, Customer hereby waiving all other Claims, rights and remedies.

I. Power Availability.

A. Power Failure.

(i) Redundant UPS-Level 1 Power Failure. A “Redundant UPS-Level 1 Power Failure” shall be deemed to have occurred on a particular day if any particular Redundant UPS Power Circuit (as defined below) licensed by Customer from CoreSite (and otherwise used by customer in the ordinary course of business immediately prior to the unavailability) is unavailable to Customer (on both the A Circuit and B Circuit) for more than *** at the demarcation point (i.e, the receptacle to which the applicable licensed electrical service is delivered) in the applicable Equipment (the “Demarcation Point”), provided that such unavailability simultaneously occurs and continues with respect to both the primary A power circuit (the “A Circuit”) and the redundant B power circuit (the “B Circuit”) at all times in question. A “Redundant UPS Power Circuit” is defined as an A Circuit together with its corresponding B Circuit (not including any panel redundant circuits).

(ii) Redundant UPS-level 2 Power Failure. A “Redundant UPS-Level 2 Power Failure” shall be deemed to have occurred in a particular calendar month if any particular Redundant UPS Power Circuit licensed by Customer from CoreSite (and otherwise used by Customer in the ordinary course of business immediately prior to the unavailability) is unavailable to Customer (on both the A Circuit and B Circuit)

for more than *** in any calendar month at the Demarcation Point, provided that such unavailability simultaneously occurs and continues with respect to both the A Circuit and the B Circuit at all times in question.

(iii) Single/Panel Redundant-Level 1 Power Failure. A “Single/Panel Redundant- Level 1 Power Failure” shall be deemed to have occurred in a particular calendar month if any particular single power circuit (with only an A Circuit, and no B Circuit) (a “Single Circuit”) licensed by Customer from CoreSite (and otherwise used by Customer in the ordinary course of business immediately prior to the unavailability), or any particular redundant panel power circuit with both an A Circuit and a B Circuit (a “Panel Redundant Circuit”), licensed by Customer from CoreSite (and otherwise used by Customer in the ordinary course of business immediately prior to the unavailability), is unavailable to Customer for more than *** in any calendar month at the Demarcation Point, provided that, with respect to any such Panel Redundant Circuit, such unavailability simultaneously occurs and continues with respect to both the A Circuit and the B Circuit at all times in question.

(iv) Single/Panel Redundant-Level 2 Power·Failure. A “Single/Panel Redundant- Level 2 Power Failure” shall be deemed to have occurred in a particular calendar month if any particular Single Circuit licensed by Customer from CoreSite (and otherwise used by Customer in the ordinary course of business immediately prior to the unavailability), or any particular Panel Redundant Circuit licensed by Customer from CoreSite (and otherwise used by Customer in the ordinary course of business immediately prior to the unavailability), is unavailable to Customer for more than *** in any calendar month at the Demarcation Point, provided that, with respect to any such Panel Redundant Circuit, such unavailability simultaneously occurs and continues with respect to both the A Circuit and the B Circuit at all times in question.

A Redundant UPS-Level 1 Power Failure, Redundant UPS-Level 2 Power Failure, Single/Panel Redundant-Level 1 Power Failure and Single/Panel Redundant-Level 2 Power Failure are each referred to herein as a “Power Failure.”

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B. Abatement to Customer.

(i) Redundant UPS-Level 1 Power Failure. In the event any Redundant UPS- Level 1 Power Failure occurs on any particular day, then, with respect to the Redundant UPS Power Circuit that is the subject of the Redundant UPS-Level 1 Power Failure, Customer’s pro rata Monthly License Fees for the affected Individual Space for that particular day shall be partially abated by the Daily Circuit Abatement Amount (as defined below). The “Daily Circuit Abatement Amount” is defined as ***. The “Total Power Circuits” is defined as ***.

(ii) Redundant UPS-Level 2 Power Failure. In the event any Redundant UPS- Level 2 Power Failure occurs on any particular day (a “Redundant UPS-Level 2 Power Failure Day”), then, with respect the Redundant UPS Power Circuit that is the subject of the Redundant UPS-Level 2 Power Failure, Customer’s pro rata Monthly License Fees for the affected Individual Space for the particular calendar week in which the Redundant UPS-Level 2 Power Failure Day occurs shall be partially abated by the Weekly Circuit Abatement Amount (as defined below). The “Weekly Circuit Abatement Amount” is defined as ***.

(iii) Single/Panel Redundant-Level 1 Power Failure. In the event any Single/Panel Redundant-Level 1 Power Failure occurs on any particular day, then, {A) with respect to each Panel Redundant Circuit (if any) that is the subject of the. Single/Panel Redundant-Level 1 Power Failure, Customer’s pro rata Monthly License Fees for the affected Individual Space for that particular day shall be partially abated by the Daily Circuit Abatement Amount, and (B) with respect to each Single Circuit (if any) that is the subject of the Single/Panel Redundant-Level 1 Power Failure, Customer’s pro rata Monthly License Fees for the affected Individual Space for that particular day shall be partially abated by the Single Circuit Daily Abatement Amount (as defined below). The “Single Circuit Daily Abatement·Amount” is defined as ***.

(iv) Single/Panel Redundant-Level 2 Power Failure. In the event any Single/Panel Redundant-Level 2 Power Failure occurs on any particular day (a “Single/Panel Redundant-Level 2 Power Failure Day”), then, (A) with respect to each Panel Redundant Circuit (if any) that is the subject of the Single/Panel Redundant-Level 2 Power Failure, Customer’s pro rata Monthly License Fees for the affected Individual Space for that particular calendar week in which the Single/Panel Redundant-Level 2 Power Failure occurs shall be partially abated by the Weekly Circuit Abatement Amount, and (B) with respect to each Single Circuit (if any) that is the subject of the Single/Panel Redundant-Level 2 Power Failure, Customer’s pro rata Monthly License Fees for the affected Individual Space for that particular calendar week in which the Single/Panel Redundant-Level 2 Power Failure occurs shall be partially abated by the Single Circuit Weekly Abatement Amount (as defined below). The “Single Circuit Weekly Abatement Amount” is defined as ***.

(v) Total Abatement. Notwithstanding anything to the contrary set forth in this SLA, (w) in no event shall the total abatement in any one (1) calendar month under this Article I for any Individual Space exceed ***; in the event there would otherwise be abatement under this Article I in excess of ***, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect; (x) in no event shall the total abatement under this Article I for the applicable Individual Space on any one (1) day exceed ***; in the event there would otherwise be abatement under this Article I in

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excess of ***, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect; (y) in no event shall the total abatement under this Article I in any one (1) calendar month for any individual power circuit exceed the Monthly Circuit Cap (as defined below) (notwithstanding the amount or length of any Power Failures relating to that power circuit or otherwise); in the event there would otherwise be abatement with respect to a particular power circuit in excess of the Monthly Circuit Cap, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect; and (z) in no event shall the total abatement with respect to any individual power circuit on any one (1) day exceed the Daily Circuit Cap (as defined below) (notwithstanding the amount or length of any Power Failures relating to that Power Circuit or otherwise); in the event there would otherwise be abatement with respect to a particular power circuit in excess of the Daily Circuit Cap, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect. The “Monthly Circuit Cap” is defined as ***. The “Daily Circuit Cap” is defined as ***.

II. Humidity Stability Availability.

A. HS Failure.

(i) HS-Level 1 Failure. A “HS-Level 1 Failure” shall be deemed to have occurred on a particular day if (A) conditioned air provided by CoreSite on that day to a cold aisle reasonably designated by CoreSite in the applicable Individual Space (a “Cold Aisle”) exceeds fifty-five percent (55%) relative humidity for more than twenty-four (24) consecutive hours, or is below forty percent (40%) relative humidity for more than twenty-four (24) consecutive hours, all as measured by CoreSite’s humidity sensors, and (B) the Equipment in the applicable Individual Space (which is then being used by Customer in the ordinary course of business) is materially and adversely affected thereby.

(ii) HS-Level 2 Failure. A “HS-Level 2 Failure” shall be deemed to have occurred on a particular day if (A) conditioned air provided by CoreSite on that day to a Cold Aisle exceeds eighty percent (80%) relative humidity, or is below twenty percent (20%) relative humidity, all as measured by CoreSite’s humidity sensors, and (B) the Equipment in the applicable Individual Space (which is then being used by Customer in the ordinary course of business) is materially and adversely affected thereby.

A HS-Level 1 Failure and HS-Level 2 Failure are each referred to herein as a “HS Failure.”

B. Abatement to Customer.

(i) HS-Level 1 Failure. In the event any HS-Level 1 Failure occurs on any particular day, then Customer’s Monthly License Fees for the affected Individual Space in question shall be partially abated for that particular day by the Daily HS Abatement Amount (as defined below). The “Daily HS Abatement Amount” is defined as ***.

(ii) HS-Level 2 Failure. In the event any HS-Level 2 Failure occurs on any particular day (a “HS-Level 2 Failure Day”), then Customer’s Monthly License Fees for the affected Individual Space for the particular calendar week in which the HS-Level 2 Failure Day occurs shall be partially abated by the Weekly HS Abatement Amount (as defined below). The “Weekly HS Abatement Amount” is defined as ***.

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(iii) Total Abatement. Notwithstanding anything to the contrary set forth in this SLA, (A) in no event shall the total abatement under this Article II for the applicable Individual Space in any one (1) calendar month exceed ***; in the event there would otherwise be abatement under this Article II in excess of ***, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect; and (B) in no event shall the total abatement under this Article II for the applicable Individual Space on any one (1) day exceed ***; in the event there would otherwise be abatement under this Article II in excess of ***, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect.

III. Temperature Stability Availability.

A. Temperature Failure.

(i) Temperature-Level 1 Failure. A “Temperature-Level 1 Failure” shall be deemed to have occurred on a particular day if (A) sustained temperatures in a Cold Aisle exceed 80.6 degrees Fahrenheit, as measured by CoreSite’s temperature sensors, and such temperatures in such Cold Aisle in excess of 80.6 degrees Fahrenheit continue for a period of more than twenty-four (24) consecutive hours, and (B) the Equipment in the applicable Individual Space (which is then being used by Customer in the ordinary course of business) is materially and adversely affected thereby.

(ii) Temperature-Level 2 Failure. A “Temperature-Level 2 Failure” shall be deemed to have occurred on a particular day if (A) sustained temperatures in a Cold Aisle exceed 89.6 degrees Fahrenheit, as measured by CoreSite’s temperature sensors, and (B) the Equipment in the applicable Individual Space (which is then being used by Customer in the ordinary course of business) is materially and adversely affected thereby.

A Temperature-Level 1 Failure and Temperature-Level 2 Failure are each referred to herein as “Temperature Failure.”

B. Abatement to Customer.

(i) Temperature-Level 1 Failure. In the event any Temperature-Level 1 Failure occurs on any particular day, then Customer’s pro rata Monthly License Fees for the affected Individual Space in question shall be partially abated for that particular day by the Daily Temp Abatement Amount (as defined below). The “Daily Temp Abatement Amount” is defined as ***.

(ii) Temperature-Level 2 Failure. In the event that Temperature-Level 2 Failure occurs on any particular day (a “Temp-level 2 Failure Day”), then Customer’s pro rata Monthly License Fees for the affected Individual Space for the particular calendar week in which the Temp-Level 2 Failure Day occurs shall be partially abated by the Weekly Temp Abatement Amount (as defined below). The “Weekly Temp Abatement Amount” is defined as ***.

(iii) Total Abatement. Notwithstanding anything to the contrary set forth in this SLA, (A) in no event shall the total abatement under this Article III for the applicable Individual Space in any one (1) calendar month exceed ***; in the event there would otherwise be abatement under this Article III in excess of ***, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect; and (B) in no event shall the total abatement under this Article III for the applicable Individual Space on any one (1) day exceed ***;

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in the event there would otherwise be abatement under this Article III in excess of ***, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect.

IV. Connectivity Availability.

A. Connectivity Failure. A “Connectivity Failure” shall be deemed to have occurred on a particular day if (A) CoreSite Services fails to use commercially reasonably efforts to ensure that all of CoreSite Service’s critical pathways and Main Distribution Frame equipment in the Data Center are properly operating, and (B) as a result of such failure, either (i) a redundant cross connection licensed by Customer from CoreSite Services in the applicable Individual Space is unavailable and interrupted on both the primary and redundant connections (simultaneously) for more than twenty-six (26) cumulative seconds within a calendar month after CoreSite Services receives notice of any such failure, or (ii) any Any2 Exchange connection licensed by Customer from CoreSite Services in the applicable Individual Space is unavailable and interrupted for more than twenty-six (26) cumulative seconds within a calendar month after Core Site Services receives notice of any such failure.

B. Abatement to Customer.

(i) Connectivity Failure. In the event any Connectivity Failure occurs on any particular day (a “Connectivity Failure Day”), then Customer’s Monthly Service Fees for the affected cross connection, or the affected Any2 Exchange connection, as applicable, for the particular calendar month in which the Connectivity Failure Day occurs shall be abated.

(ii) Total Abatement. Notwithstanding anything to the contrary set forth in this Article IV, (A) in no event shall the total aggregate abatement under this Article IV for any particular cross connection in any one (1) calendar month exceed ***; in the event there would otherwise be abatement under this Article IV in excess of *** for that cross connection, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect; and

(B) in no event shall the total aggregate abatement under this Article IV for any particular Any2 Exchange connection in any one (1) calendar month exceed ***; in the event there would otherwise be abatement under this Article IV in excess of *** for that Any2 Exchange Connection, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect.

V. SLA Applicability.

A. For purposes hereof, a Power Failure, HS Failure, Temperature Failure and Connectivity Failure shall each be referred to herein as a “Failure.” Notwithstanding anything to the contrary in this SLA, Customer shall not be entitled to any abatement whatsoever (and shall have no rights or remedies under this SLA or otherwise), and no Failure of any kind shall be deemed to have occurred, if any of the following exists:

1. Customer is in breach or default under this MSA at the time of the Failure in question;

2. Customer has not opened a trouble ticket with CoreSite (in the case of a Power Failure, HS Failure, or Temperature Failure) or CoreSite Service (in the case of a Connectivity Failure) (in accordance with each Licensor’s then prevailing procedures of which Customer has notice) with respect to the Failure in question, within three (3) days of the Failure in question; or

3. The Failure in question results from any of the following: (i) any equipment (including, without limitation, any Equipment) or applications of (or otherwise used by or in possession of) Customer or any of the other Customer parties; (ii) any act or omission of Customer or any of the other Customer Parties, including, without limitation, any breach or default by Customer under this MSA, or (iii) Force Majeure Event.

B. Notwithstanding anything to the contrary in this SLA, (i) in no event shall Customer be entitled to abatement under more than one of Articles I through IV above in connection with the same event that caused the applicable Failures; in the

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event the same event causes more than one (1) Failure, then Customer shall receive abatement only with respect to one (1) single Failure (and not with respect to multiple Failures), which abatement shall be calculated based on the Failure that would yield the highest abatement to Customer (and if more than 1 of such Failures exists, Licensors shall stipulate which Failure shall apply for purposes of calculating the abatement), and (ii) in the event a particular Failure continues, only one (1) Failure shall be deemed to have occurred (and shall be deemed to have occurred on the day that the Failure first comes into effect), regardless of the length of such Failure.

C. Notwithstanding anything to the contrary in the SLA, (i) in no event shall the total aggregate abatement for a Power

Failure, HS Failure or Temperature Failure under this SLA exceed an aggregate amount equal to *** for the Space under this MSA (calculated at the average rate payable during the initial Term for such Space); and (ii) in no event shall the total aggregate abatement for a Connectivity Failure under this SLA exceed an aggregate amount equal to *** under this MSA (calculated at the average Non-Space-Related Service Fee payable during the initial Term for the Non-Space-Related Services). In the event there would otherwise be abatement under this SLA in excess of the aggregate amounts set forth herein, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect.

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